UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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ECOTALITY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ECOTALITY, INC.
Four Embarcadero Center
Suite 3720
San Francisco, CA 94111

Notice of Annual Meeting
of Common Shareholders to be held
August 19, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Ecotality Inc. (the “Company”) which will be held at Four Embarcadero Center in the Stanford Room, San Francisco, CA  94111, on August 19, 2010 at 1:00 p.m. local time.

The notice of Annual Meeting of Shareholders and proxy statement on the following pages covers the formal business of the meeting. Please give these proxy materials your careful attention. It is important that your shares be represented and voted at this Annual Meeting regardless of the size of your holdings. Accordingly, whether or not you plan to attend the meeting, please complete, sign, date and return the proxy card in the enclosed envelope in order to make sure your shares will be represented at this Annual Meeting of Shareholders. If you decide to attend this Annual Meeting of Shareholders, you may revoke your proxy at any time and vote in person, even if you have previously returned your form of proxy, by following the procedures set forth in this proxy statement.

This meeting will address only those matters outlined in this proxy statement, and any other matters appropriately raised at the meeting. To be respectful of your time, we suggest that you participate by carefully reading the enclosed proxy materials and using the enclosed card or the internet to vote your shares. The website for voting online is printed on the enclosed proxy card. Should you wish to attend in person, please notify us so we may arrange for space accordingly.

Your continuing interest in the business of the Company is gratefully acknowledged.

Sincerely,

/s/ JONATHAN READ
Jonathan Read
Chairman and Chief Executive Officer

Four Embarcadero Center
Suite 3720
San Francisco, CA 94111

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

July 19, 2009

The 2010 Annual meeting of Shareholders of Ecotality, Inc (the “Company”) will be held at Four Embarcadero Center in the Stanford Room, San Francisco, CA  94111, on August 19, 2010 at 1:00 p.m. local time for the following purposes:

1.	To elect 7 directors to serve until the 2011 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.
2.	To ratify the recommendation of McGladrey & Pullen LLP. as the independent registered public accounting firm to audit Ecotality’s financial statements for the fiscal year ending December 31, 2010
3.	To approve the increase in the number of shares of common stock issuable under the Ecotality Inc. 2007 Equity Incentive Plan from 166,667 to 10,166,667 shares.
4.	To transact such other business as may properly come before this Annual Meeting of Shareholders or any adjournment thereof.

The Board of Directors has fixed the close of business on July 12, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Shareholders.

Shareholders are requested to vote, date, sign, and promptly return the enclosed proxy in the envelope provided for that purpose, whether or not they intend to be present at the meeting.  You may if you wish, withdraw your proxy and vote in person.

By order of the Board of Directors

/s/

Table of Contents
Table of Contents	4

PROXY STATEMENT INTRODUCTION	5

PROPOSAL 1 – ELECTION OF DIRECTORS	6

Information Regarding Nominees and Directors	6

Board Committees	8

Director Compensation	8

PROPOSAL 2 – RATIFICATION OF THE RECOMMENDED APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	9

Compensation of Independent Registered Public Accounting Firm	10

PROPOSAL 3 – APPROVAL TO INCREASE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE ECOTALITY, INC., 2007 EQUITY INCENTIVE PLAN FROM 166,667 TO 10,166,667 SHARES	10

Summary of the Proposed Changes to the 2007 Equity Incentive Plan	10

Reasons for the Proposed Change to the 2007 Equity Incentive Plan	10

Equity Incentive Plan Summary	11

Executive Compensation	12

Security Ownership of Certain Beneficial Owners and Management	13

Other Matters	18

PROXY	19

APPENDIX A	21

Four Embarcadero Center
Suite 3720
San Francisco, CA 94111

PROXY STATEMENT INTRODUCTION

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

This proxy statement is first being sent to shareholders of record on or about July 19, 2010 in connection with the solicitation of proxies by the Board of Directors of Ecotality, Inc., to be voted at the Annual Meeting of Shareholders to be held on August 19, 2010, (the “Meeting”).  The close of business July 12, 2010 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.  At the close of business on June 29, 2010 the Company had 8,993,950 shares of common stock outstanding, all of which are entitled to one vote per share at the Meeting.

You may vote (i) in person by attending the meeting or (ii) by mail by completing and returning a proxy or (iii) via the internet. The website for voting is printed on the enclosed proxy card.

Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting.  If stockholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified.  If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal.  The Board of Directors recommends a vote; FOR the election of directors and FOR the approval of the addition of 10 million shares to the Equity Stock Plan.  The Board of Directors knows of no other matters that may be brought before the Meeting.  However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

Shareholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker.  A shareholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following actions: (i) voting in person at the Meeting; (ii) giving written notice of the revocation to the Secretary of the Company at or prior to the meeting; or (iii) executing and delivering a proxy with a later date, provided that no revocation will be effective until the Company receives written notice of the revocation at or prior to the Meeting.

A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Meeting.  The affirmative vote of at least a majority of the votes of the shares of common stock present in person or represented by proxy at the Meeting is required to approve all matters to be voted upon at the Meeting, except for the election of directors, which shall be determined by plurality vote.  Votes cast by proxy or in person at the Meeting will be tabulated by an inspector of election, who will also determine whether a quorum is present for the transaction of business.

A stockholder’s shares may be voted if they are held in the name of a brokerage firm or bank (a “Broker”), even if the stockholder does not provide the Broker with voting instructions.  Brokers have the authority, under applicable rules, to vote shares on certain “routine” matters for which their customers do not provide voting instructions.  The ratification of the appointment of the independent registered public accounting firm of the Company is considered a routine matter.  Broker non-votes are shares held by brokers or nominees for whom instructions have not been received from the beneficial owners, or person entitled to vote, and that are not voted by that broker or nominee.  Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company’s common stock represented at the Meeting constitute a quorum.  Abstentions will have the same effect as a vote for the ratification of the selection of the independent registered public accounting firm.  Broker non-votes will have no effect on the ratification of the selection of the independent registered public accounting firm.

The expense of preparing, printing, and mailing proxy materials to stockholders of the Company will be borne by the Company.

The executive office of the Company is located at Four Embarcadero Center, Suite 3720, San Francisco, CA 94111

PROPOSAL 1 – ELECTION OF DIRECTORS

At the Meeting, seven (7) nominees for director are to be elected to hold office until the 2011 Annual Meeting of Stockholders and until their successors have been elected and qualified.  The nominees for election as directors are Jonathan R. Read, Barry S. Baer, E. Slade Mead, Carlton Johnson, Daryl Magana, Jack Smith and Dave Kuzma.  Information concerning each of the nominees is set forth below.  The persons named in the enclosed proxy card have been advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees, and that should any nominee become unable or unwilling to serve for any reason, votes will be cast for a substitute nominee designated by the Board of Directors, but in no event will the proxy be voted for more than seven nominees for director.  The Board of Directors has no reason to believe the nominees named will be unable or unwilling to serve if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES AS DIRECTORS TO SERVE UNTIL THE COMPANY’S 2011 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Information Regarding Nominees and Directors

Names:	Ages	Titles:	Board of Directors
Jonathan R. Read	53	Chief Executive Officer and President	Director
Barry S. Baer	66	Chief Financial Officer	Director
E. Slade Mead	48		Director
Carlton Johnson	50		Director
Daryl Magana	41		Director
Jack Smith	41		Director
Dave Kuzma	64		Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are seven seats on our board of directors.

Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

Jonathan R. Read, Chief Executive Officer, President and Director

Mr. Read has been our Chief Executive Officer, President and a Director since February 2006. From 1976 to 1978, Mr. Read was a Regional Manager for Specialty Restaurant Corporation, operating a theme dinner house throughout California.  From 1979 to 1984, he was Managing Director for a group of international companies based in Malaysia, Indonesia and Singapore ranging from hospitality interests to manufacturing and real estate.  From 1984 until he sold that company in 1989, he was the Chairman and Chief Executive Officer of Shakey’s International, a worldwide restaurant chain with operations in the United States, Southeast Asia, Japan, South America, Mexico, Europe and the Caribbean.  In 1986, Mr. Read founded Park Plaza International (Park Inn International/ Park Plaza Worldwide) and served as Chairman and CEO from 1986 to 2003.  He expanded Park Plaza from four hotels into a global hotel group.  Mr. Read sold the companies to Carlson Hospitality and Golden Wall Investments in 2003 and was an investor for his own accounts until he joined us in February 2006.

Barry S Baer, Chief Financial Officer, Director

Colonel Barry S. Baer joined us as our Chief Financial Officer in December, 2006. He was the CFO at Obsidian Enterprises from February 2003 to March 2004, and at a number of manufacturing corporations including Max Katz Bag Company (March 2004 to the present), Apex Industries (August 2002 to December 2003) and Pharmaceutical Corporation of America (March 1993 to August 2002). Previously, he worked with the City of Indianapolis as its Director of Public Works.  Between June 2005 and December 2008, Mr. Baer served as a member of the State of Indiana Unemployment Insurance Board.

He was a member of the U.S. Army from 1965 to 1992 ending his career as a Colonel. He received his certification as a Certified Public Accountant while serving on active duty in the Army. Colonel Baer’s military service includes Commander of an armored cavalry troop in Vietnam; Director of the Accounting Systems for the U.S. Army; Commander of the 18th Finance Group during Operation Desert Shield/Desert Storm in the first Gulf War and Deputy Chief of Staff for Resource Management for the Army Material Command.

Colonel Baer earned a BS (Accounting) and an MBA from the University of Colorado.

Slade Mead, Director

Mr. Mead has been a Director since October 2007.  Since July 2009, Mr. Mead has been the Director of College Placement at the Trinity-Pawling School in Pawling, New York.  Mr. Mead also does some consulting work representing professional athletes.  Previously, Mr. Mead worked for Advantage International, a leading global sports management firm, where he ran the London office and represented several professional tennis and baseball players. Between 2002 and 2004, Mr. Mead was an Arizona State Senator where he served on the Appropriations, Government and Education (Vice-Chair) Committees.  With a deep commitment to education, Mr. Mead was voted the Arizona School Board Legislator of the Year (2003), Arizona Women’s Political Caucus Legislator of the Year (2004), and Arizona Career Technical Education Policy Maker of the Year (2004).  Mr. Mead remains very active in education and state politics as he ran for Arizona Superintendent of Public Instruction in 2006, and is a Court appointed School Board and Receiver Board member for the Maricopa Regional School District.  Mr. Mead holds a Yale Undergraduate and attended the University of Connecticut Law School.

Carlton Johnson, Director

Mr. Johnson has been a Director since October 2009.  Mr. Johnson has been In-House Legal Counsel of Roswell Capital Partners, a fund management company located in Alpharetta, GA since April 1996. His responsibilities include general corporate, securities law, business litigation, and corporate governance. Mr. Johnson has been a member of the Alabama Bar since 1986, the Florida Bar since 1988, and the State Bar of Georgia since 1997.  From 1993 to 1996 he served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned a degree in History/Political Science, with high honors, at Auburn University in 1982 and Juris Doctorate at Samford University – Cumberland School of Law, with high honors in 1986. He has served on the Board of Directors for Peregrine Pharmaceuticals Inc., a biopharmaceutical company located in Tustin, CA since 1999. He is the Chair of their Audit Committee, and has served in various positions for this biotech company including assisting in business development and licensing, financing and general corporate governance. Since 2001, Mr. Johnson has served on the Board of Directors of Patriot Scientific, Inc, an intellectual property licensing company located in Carlsbad, CA. He is Chair of the Compensation Committee and serves on the Audit Committee, as well as the Executive Committee and is Patriot Scientific Co-Chair to the holding company for intellectual property licensing and enforcement.

Daryl Magana, Director

Mr. Magana has been a Director since December 2009.  Mr. Magana is a Partner at Cybernaut Capital Management, a private equity firm with a focus on the China market. Mr. Magana joined Cybernaut in February of 2006 as Partner and Head of Global Operations.  In 2002, Mr. Magana Founded, and was Chairman and CEO of the China based consulting and technology firm SRS2.  Mr. Magana served as CEO of SRS2 until April of 2006, and continues to serve as Chairman.   In 1997, Mr. Magana founded Bidcom; one of the industry’s first Application Service Providers. BidCom was recognized by Fortune Magazine as one of 1999’s Top Ten Technology Companies. Mr. Magana is a respected technology expert and innovative web-pioneer featured in numerous conferences, major business publications, television and radio broadcasts and has served as guest lecturer at several Universities including Harvard and Stanford. Mr. Magana attended the University of San Francisco.

Jack Smith, Director

Mr. Smith has been a Director since December 2009.  Mr. Smith invented and co-founded Hotmail and served as the company’s Chief Technology Officer prior to it being acquired by Microsoft in 1997. After Hotmail’s acquisition, Mr. Smith focused on advanced infrastructure design as a general manager at Microsoft. Mr. Smith next served as co-founder and CEO of Akamba Corporation where he invented and marketed the first Web server accelerator card that boosted server performance by 300 percent. From 2001 until September 2007, Mr. Smith seed funded, advised, and/or directed early stage tech startup companies. One such company was Ironport Systems, into which he invested and where he served on its board from 1999 to 2006, prior to its acquisition by Cisco. Mr. Smith has been a Director since 2004, and the CEO of Proximex Corporation since September 2007 and has successfully developed Proximex’s leadership margin in the physical security information management market. Mr. Smith co-founded Valley Inception, LLC in December 2008 which makes seed investments in early stage companies and provides marketing, public relations, and project management services for equity. His earlier background includes semiconductor design as an engineer and various technical positions at Apple Computer and FirePower Systems, a subsidiary of Canon Computer Systems.

Dave Kuzma, Director

Mr. Kuzma has been a Director since December 2009.  Mr. Kuzma has been retired since 1999.  Previously, Mr. Kuzma was the president of Sempra Energy Resources, based in San Diego California.  Sempra is a diversified energy company involved in electric generation, oil and gas drilling, pipelines and gas processing. Prior to Sempra Energy, Mr. Kuzma was Chief Financial Officer and treasurer of Enova Corporation, which is the parent company of San Diego Gas & Electric (SDG&E) and several other US-based subsidiaries, for which he also served as CFO/Treasurer. He also served as the Chief Financial Officer and Senior Vice President at Florida Progress Corporation. Mr. Kuzma began his career as an auditor for Price Waterhouse, after which he joined Consolidated Natural Gas Company of Pittsburgh. There he held the positions of Manager of Finance, Director of Internal Auditing, Assistant Treasurer, Finance Treasurer and Vice President and General Manager during his 20-year career with the company.  Mr. Kuzma is a Certified Public Accountant.

Board Committees

Audit Committee

Our Audit Committee currently consists of David Kuzma, Carlton Johnson and Daryl Magana, with Mr. Kuzma elected as Chairman of the Committee. Our Board of Directors has determined that all of the members are “independent” as that term is defined under applicable SEC rules and under the current listing standards of the NASDAQ Stock Market. Mr. Kuzma is our Audit Committee financial expert.

Our Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee.  Our Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent auditors, (ii) appointing, replacing and discharging the independent auditor, (iii) pre-approving the professional services provided by the independent auditor, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditor, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent auditor. Our Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the SEC.

Compensation Committee

Our Compensation Committee currently consists of David Kuzma, Jack Smith, Slade Mead and Daryl Magana, with Mr. Kuzma elected as Chairman of the Committee. Our Board of Directors has determined that all of the members are “independent” under the current listing standards of the NASDAQ Stock Market. Our Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee.

Our Compensation Committee has responsibility for assisting the Board of Directors in, among other things, evaluating and making recommendations regarding the compensation of our executive officers and directors, assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy, producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC, periodically evaluating the terms and administration of our incentive plans and benefit programs and monitoring of compliance with the legal prohibition on loans to our directors and executive officers.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Section 16(a) Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership and changes in beneficial ownership of our securities with the SEC on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Directors, executive officers and beneficial owners of more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.  Based solely on review of the copies of such forms furnished to us, or written representations that no reports were required, we believe that for the fiscal year ended December 31, 2009, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

Director Compensation

Our directors are elected by the vote of a majority in interest of the holders of our voting stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Directors received compensation for their services for the fiscal year ended December 31, 2009 as set forth below:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash $		Stock Awards $	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation $	Total $

E. Slade Mead	$12,000	(1)	-	-	-	-	$12,000
Jerry Y.S. Lin	$35,000	(2)	-	-	-	-	$35,000

	$47,000		-	-	-	-	$47,000

(1)	E. Slade Mead serves as a member of the Board of Directors and is compensated at a rate of $1,000 per month to cover his travel expenses and time for attending meetings and managing correspondence.

(2)	Jerry Y.S. Lin served as a Director through November 1, 2009 and was compensated at a rate of $3,500 per month to serve as both a member of the Board of Directors, as well as our technology liaison. This compensation covered his travel expenses and time for attending meetings and managing correspondence.

Dr. Lin’s responsibilities as our technology liaison included the following:

a.     Maintain currency in the field of hydrogen research and development and ensuring we stay abreast of developments in this field.

b.    Maintain currency in the commercialization of hydrogen based energy/storage products and advising us on the appropriateness of performing further work to commercialize products for which we own or have the license to the intellectual property.

c.     Oversee the development or commercialization of any of our hydrogen related products.

Communication with the Board of Directors

Shareholders may communicate with the Board of Directors by writing to the Board of Directors c/o Chairman of the Board of Directors of the Company (or at the stockholder’s option, care of a specific director), at 80 E. Rio Salado Parkway, Suite 710, Tempe, AZ  85281.  The Company will ensure that all communications are delivered to the Board of Directors or a specified director, as the case may be.

PROPOSAL 2 – RATIFICATION OF THE RECOMMENDED APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has recommended the appointment of McGladrey & Pullen, LLP as its independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2010.  This would mean that our current audit firm, Weaver & Martin, LLP, would be dismissed.  As a national firm, McGladrey & Pullen, LLP is equipped to support our Company’s growth as we move forward. This recommended appointment of McGladrey & Pullen, LLP is currently subject to the audit firm’s final client acceptance process.  To ensure a smooth transition, the appointment of McGladrey & Pullen, LLP is planned to take place following our filing with the SEC of our 10Q for the period ended June 30, 2010.   Until the appointment of McGladrey & Pullen LLP is finalized and announced, Weaver & Martin LLP will continue as our independent registered public accounting firm.  The Company has not had any disagreements with its current independent registered public accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  In both of the past two years the opinion contained in our independent registered accounting firm’s report was not modified as to audit scope, or accounting principles.  Our independent registered accounting firm’s report on our financial statements for the year ended December 31, 2008 contained a going concern qualified opinion, for the year ended December 31, 2009 the opinion was unqualified.

Your ratification of the Audit Committee’s recommended appointment of McGladrey & Pullen, LLP is not necessary because the Audit Committee has responsibility for selection of our independent registered public accounting firm.  However, the Audit Committee will consider your vote on this proposal when selecting our independent registered public accounting firm.

Compensation of Independent Registered Public Accounting Firm

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth fees billed to us by our independent auditors for the years ended December 31, 2009 and 2008 for (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services rendered that are reasonably related to the performance of the audit or review of our financial statements that are not reported as Audit Fees, and (iii) services rendered in connection with tax preparation, compliance, advice and assistance.

SERVICES	2009	2008
Audit fees	$125,500	$131,325

Audit-related fees	—	—

Tax fees	11,000	10,000

All other fees	0	1,522

Total fees	$136,500	$142,847

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE RECOMMENDATION FOR THE APPOINTMENT OF MCGLADREY & PULLEN LLP. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACOCUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010.

PROPOSAL 3 – APPROVAL TO INCREASE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE ECOTALITY, INC., 2007 EQUITY INCENTIVE PLAN FROM 166,667 TO 10,166,667 SHARES

The Board of Directors proposes and recommends the approval of an amendment to the Ecotality, Inc. 2007 Equity Incentive Plan (the “Plan”) to increase the number of shares of Common Stock issuable under the Plan from 166,667 shares to 10,166,667 shares and to take any actions necessary to formally effect this amendment.  Accordingly, the Board of Directors proposes to amend Section 3(a) of the Plan to read in its entirety as follows:

“(a) Shares Issuable. The maximum number of shares of Stock with respect to which Awards (including Stock Appreciation Rights) may be granted under the Plan (and after giving effect to the 1-for-60 reverse stock split effected by the Corporation on November 17, 2009) shall be Ten Million One Hundred Sixty Six Thousand Six Hundred Sixty Seven (10,166,667); such number to supplement, and not to replace, any prior plans authorized by the Corporation's board of directors.  For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related.  Subject to such overall limitation, any type or types of Award may be granted with respect to shares, including Incentive Stock Options.  Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.”

Summary of the Proposed Changes to the 2007 Equity Incentive Plan

On May 19, 2010, upon the recommendation of our Compensation Committee, our board of directors adopted, subject to shareholder approval, an amendment to our 2007 Equity Incentive Plan to increase the number of shares that may be issued under the Plan by 10,000,000 shares, or from 166,667 shares to 10,166,667 shares.  A copy of the 2007 Equity Incentive Plan, as proposed to be amended is attached as Appendix A to this proxy statement.

Reasons for the Proposed Change to the 2007 Equity Incentive Plan

The Company is seeking stockholder approval of the amendment to the Plan for three primary reasons.  First, to allow the Company to continue to recognize and incentivize its executives and executive management by offering them a meaningful participation in the equity value of the Company’s Common Stock.  The Company believes that such participation aligns the interests of stockholders and management.  Second,  to allow certain options granted previously by the Board to qualify as Incentive Stock Options under state and U.S. federal tax rules.  If the increase in shares available under the Plan is not obtained prior to April 19, 2011, some or all of these previously granted options will not qualify as Incentive Stock Options under the Plan.  Third, to allow future grants of options and other equity incentives to be accomplished without necessitating further stockholder approvals.  In order for the Company to effectively manage the equity incentives offered under the Plan and offer recipients the advantages of Incentive Stock Option treatment, an adequate number of shares of Common Stock must be available under the Plan and previously approved by stockholders.  The Company believes that, if approved by the stockholders, the proposed amendment to the Plan will provide an adequate number of shares available under the Plan to satisfy its equity incentive needs for the foreseeable future.

Equity Incentive Plan Summary

In January 2007 we adopted, an equity incentive plan which provides for the grant of options intended to qualify as “incentive stock options” and “non-statutory stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986 together with the grant of bonus stock and stock appreciation rights at the discretion of our Board of Directors.  Incentive stock options are issuable only to our eligible officers, directors and key employees.  Non-statutory stock options are issuable only to our non-employee directors and consultants.

The plan is administered by our Board of Directors.  Currently, we have approximately 28,000 shares of common stock reserved for future issuance upon the exercise of stock options granted under the plan.  Under the plan, the Board of Directors determine which individuals will receive options, grants or stock appreciation rights, the time period during which the rights may be exercised, the number of shares of common stock that may be purchased under the rights and the option price.

With respect to stock options, the per share exercise price of the common stock may not be less than the fair market value of the common stock on the date the option is granted.  No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of our stock is eligible to receive incentive stock options under the plan unless the option price is at least 110% of the fair market value of the common stock subject to the option on the date of grant.  The option price for non-statutory options is established by the Board and may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant.

No options may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option may only be exercisable by the optionee.  Options may be exercised only if the option holder remains continuously associated with us from the date of grant to the date of exercise, unless extended under the plan grant.  Options under the plan must be granted within ten years from the effective date of the plan and the exercise date of an option cannot be later than five years from the date of grant.  Any options that expire unexercised or that terminate upon an optionee’s ceasing to be employed by us will become available once again for issuance.  Shares issued upon exercise of an option will rank equally with other shares then outstanding.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides the following information as of December 31, 2009, for equity compensation plans previously approved by security holders, as well as those not previously approved by security holders:

1.	The number of securities to be issued upon the exercise of outstanding options, warrants and rights;

2.	The weighted-average exercise price of the outstanding options, warrants and rights; and

3.	Other than securities to be issued upon the exercise of the outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plan.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)

Equity compensation plans approved by shareholders	49,167		$10.08	28,000
Equity compensation plans not approved by shareholders		$

Total	49,167		$10.08	28,000

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO INCREASE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE ECOTALITY, INC., 2007 EQUITY INCENTIVE PLAN FROM 166,667 TO 10,166,667 SHARES

Executive Compensation

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer, two other highest paid executive officers and two non-executive officers whose total annual salary and bonus exceeded $100,000 for fiscal years 2009 and 2008.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Jonathan R Read	2009	347,024	75,000		3,731,778	(1),(2)							4,153,802
CEO and President	2008	337,224					55,168	(3)					392,392

Harold W. Sciotto	2009	120,000											120,000
Secretary and Treasurer	2008	120,000											120,000

Barry S. Baer	2009	143,844	39,375		27,500	(4)							210,719
Chief Financial Officer	2008	142,908											142,908

Donald B. Karner	2009	262,500	600,000	(5)							8,083	(6)	870,583
CEO, eTec Subsidiary	2008	250,001									8,750	(6)	258,751

Kevin P. Morrow	2009	170,833	400,000	(5)							9,800	(6)	580,633
Exec. VP eTec Subsidiary	2008	132,150									6,000	(6)	138,150

Notes:

(1) On September 30, 2009, triggering conditions were met under the management incentive plan resulting in the grant of an equity award to Mr. Read valued at $8.1MM. This award, originally stated in terms of warrants was never issued, was subsequently revised and reduced, with final grant and award of 673,505 shares of our common stock being granted to Mr. Read on January 15, 2010, with final issuance of the shares on January 27, 2010. The value of the final award was calculated at the time of the issuance of the shares on January 27, 2010. The share price on that date was $5.50 for total compensation of $3,704,278.

(2) On July 28, 2009 we issued 4,167 (post-Reverse Split) shares of our common stock to Mr. Read as compensation for services valued at $27,500, calculated at $6.60 using the Black Scholes Option Calculator.

(3) On November 1, 2007 we granted 33,333 (post-Reverse Split) options to acquire shares of our common stock to Mr. Read as additional incentive compensation for services, the first 16,667 options vested on November 1,2007 and were valued at $281,300 calculated at $16.878 per share using the Black Scholes Option Calculator. The second 16,666 options vested on November 1, 2008. The portion of these options earned in 2007 was valued at $14,442, calculated at $10.398 using the Black Scholes Option Calculator, the remainder of the options were earned in 2008 and were valued at $55,168, calculated monthly resulting in a weighted average value per share of $6.618 using the Black Scholes Option Calculator.

(4) On July 28, 2009 we issued 4,167 (post-Reverse Split) shares of our common stock to Mr. Baer as compensation for services valued at $27,500, calculated at $6.60 using the Black Scholes Option Calculator.

(5) On September 30, 2009, triggering conditions were met under the management incentive plan resulting in the payment of a cash award on December 22, 2009 to Don Karner of $600,000 and to Kevin Morrow of $400,000.

(6) Employer match for 401K contributions.

Employment Agreements with Executive Officers

Jonathan Read

In April 2009, we entered into a two-year employment agreement with Mr. Read to serve as our Chief Executive Officer. In October 2009, the agreement was amended to increase the term of the employment agreement until October 31, 2011. Pursuant to the agreement, Mr. Read receives an annual salary of $300,000.  Mr. Read is reimbursed up to $1,000 per month for automobile expenses. Additionally, he is entitled to participate in any and all benefit plans, from time to time, in effect for executives, along with vacation, sick and holiday pay in accordance with our policies established and in effect from time to time. In the event that Mr. Read’s employment is terminated by us without cause (as defined in the agreement) or by Mr. Read for good reason (as defined in the agreement), Mr. Read is entitled to the continuation of payment of annual salary until the end of the term of the employment agreement.

Amendments made on May 15, 2009 and October 31, 2009 to certain outstanding Debentures contained management incentives providing for the issuance of securities subject to our achievement of certain performance targets. Our performance target for 2009 was to secure executed stimulus contracts valued at $20,000,000 or more on or before October 1, 2009, which was achieved.  As a result of these stimulus contracts, Mr. Read received a bonus of 673,506 shares of our common stock for achieving the first management incentive target.

Outstanding Equity Awards at Fiscal Year-End Table.

Option Awards							Equity Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number or shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Jonathan R. Read	16,667	-	-	$2.40	11/1/2018	(1)	-	-	-	-
CEO and President	16,667	-	-	$16.80	11/1/2017	(1)	-	-	-	-

Barry S. Baer Chief Financial Officer	8,333	-	-	$11.40	12/31/2012	(2)	-	-	-	-

Notes:

(1) On November 1, 2007 we granted 33,334 options to acquire shares of our common stock to Mr. Read as additional incentive compensation for services, the first 16,667 options vested on November 1, 2007 and were valued at $281,300 calculated at $16.8777 per share using the Black Scholes Option Calculator. The second 278 options vested on November 1, 2008. The portion of these options earned in 2007 was valued at $14,442, calculated at $l0.398 using the Black Scholes Option Calculator, the remainder of the options were earned in 2008 and were valued at $55,l68, calculated monthly resulting in a weighted average value per share of $6.618 using the Black Scholes Option Calculator.

(2) On December 31, 2007 we issued 8,333 options to acquire shares of our common stock to Mr. Baer as compensation for services valued at $86,650, calculated at $10.3984 using the Black Scholes Option Calculator.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares as of June 25, 2010 by:

1.	Each person who is known us to be the beneficial owner of more than 5% of the common stock,

2.	Each of our directors and executive officers and

3.	All of our directors and executive officers as a group.

Except as otherwise indicated, each such person has investment and voting power with respect to such shares, subject to community property laws where applicable. The addresses of all executive officers and directors are in care of our company. All share numbers in this section have been adjusted to reflect the 1 for 60 reverse stock split effected by the Company on November 24, 2009.

Percentage of beneficial ownership is based on 8,993,950 shares of our common stock outstanding as of June 25, 2010.

Beneficial ownership also includes shares of common stock subject to options and warrants currently exercisable on or before August 26, 2010. These shares are not deemed outstanding for computing the % ownership of each other person.

BENEFICIAL OWNERSHIP AT JUNE 25, 2010
						Percent of
Title of						Of
Class	Name of Beneficial Owner				Number of Shares Beneficially Owned	Class

Common Stock	Harold Sciotto, Secretary, Treasurer	(1)			95,098	1.06%
Common Stock	Jonathan R. Read, CEO, President and Director	(1)	(12)		905,173	10.06%
Common Stock	Donald Karner, CEO, ECOtality North America Subsidiary	(1)	(16)		463,240	5.15%
Common Stock	Kevin Morrow, Vice President, ECOtality North America	(1)	(17)		206,560	2.30%
Common Stock	Daryl Magana, Director	(1)	(14)		406,096	4.52%
Common Stock	Barry Baer, CFO, Director	(1)	(13)		12,500	0.14%
Common Stock	Jack Smith, Director	(1)	(19)		13,000	0.14%
Common Stock	Dave Kuzma, Director	(1)	(19)		16,000	0.18%
Common Stock	Carl Johnson, Director	(1)	(19)		14,000	0.16%
Common Stock	Edward S Mead, Director	(1)	(18)		24,776	0.28%
	Officers and Directors as a Group				2,156,443

Common Stock	Enable Growth Partners LP, Enable Opportunity Partners, LP &	(2)	(7)	(11)	898,496	9.99%
	Pierce Diversified Strategy Master Fund, LLC
Common Stock	BridgePointe Master Fund Ltd, Providence Christian Foundation	(4)	(8)	(11)	898,496	9.99%
	Inc.
Common Stock	Valley 2010 Investment LLC., Global LearnNet Ltd.	(5)	(9)	(11)	1,388,889	15.44%
	Marion Lynton, Ardsley Partners Institutional, Ardsley Partners
Common Stock	Fund, Ardsley Offshore Fund, Ardsley Partners Renewable, Ardsley	(3)	(10)	(11)	898,496	9.99%
	Renewable Offshore
Common Stock	Edison Enterprises	(6)	(15)		555,556	6.18%
Common Stock	Officers, Directors and 5% Shareholders, as a Group				6,796,374

  Notes:
(1)	The address for these shareholders is c/o ECOtality, Inc., 80 E. Rio Salado Parkway, Suite 710, Tempe, AZ 85281

(2)	The address for these shareholders is One Ferry Building, Suite 255, San Francisco, CA 94111

(3)	The address for these shareholders is 262 Harbor Drive, Stamford, CT 06902

(4)	The address for these shareholders is 1120 Sanctuary Pkwy, Suite 325, Alpharetta, GA 30004.

(5)	The address for these shareholders is 12167 Kate Dr. Los Altos Hills, CA 94022

(6)	The address for these shareholders is 2244 Walnut Grove, Rosemead, CA 91770

(7)
Enable Growth Partners, LP, Enable Opportunity Partners, LP, and Pierce Diversified Strategy Master Fund LLC, are presented here as an affiliated group (Enable).  This affiliation is described in the 13G filing on December 31, 2009 by Enable Capital Management, LLC, (ECM) Enable Growth Partners, LP (EGP) and Mitchell S. Levine.  "The securities" are "owned by EGP, and other client accounts, for which ECM serves as general partner and/or investment manager.  ECM, as EGP's and those other investment limited partnerships' and client accounts' general partner and/or investment manager, and Mitchell S. Levine, as managing member and majority owner of ECM, may therefore be deemed to beneficially own the Securities owned by EGP and such other investment limited partnerships and client accounts for the purpose of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended (the "Act"), in so far as they may be deemed to have the power to direct the voting or disposition of those Securities."

Enable Growth Partners, LP, Enable Opportunity Partners, LP, and Pierce Diversified Strategy Master Fund LLC, collectively own an aggregate of 741,552 shares of our common stock, or 8.25% of our total issued and outstanding.

Enable Growth Partners, LP, Enable Opportunity Partners, LP, and Pierce Diversified Strategy Master Fund LLC, collectively have 277,778 Warrants associated with the October 31, 2009 Securities Purchase Agreement which are currently exercisable at $9.00 per share.

Enable Growth Partners, LP, Enable Opportunity Partners, LP, and Pierce Diversified Strategy Master Fund LLC, collectively have 4,585,632 preferred shares associated with the October 31, 2009 Securities Exchange Agreement 20% of which 917,126 are currently convertible, with the remainder to become convertible in the next 60 days (June 26 - August 25, 2010) to common shares at a rate of one for one.

The percent ownership for Enable in the table above includes their current shares as well as those they have the right to acquire within sixty days subject to the Ownership Limitation of 9.99% (see note 11). Shares owned of 741,522 + warrants 277,778 + Convertible Preferred 4,585,632 = 5,604,932 Ownership before Limitation Beneficial Ownership subject to 9.99% Limitation = Total Outstanding Shares  8,993,950* 9.99% = 898,496 (maximum ownership) - 741,552 (currently outstanding) = 156,493 shares they have rights to acquire in the next 60 days (June 26 - August 25, 2010).

(8)	BridgePointe Master Fund and Providence Christian Foundation collective own an aggregate of 726,666 shares of our common stock or 8.08% of our total issued and outstanding.

BridgePointe Master Fund and Providence Christian Foundation collectively have 416,666 Warrants associated with the October 31, 2009 Securities Purchase Agreement which are currently exercisable at $9.00 per share.

Bridge Pointe Master Fund has 1,222,365 preferred shares associated with the October 31, 2009 Securities Exchange Agreement 20% of which 276,473 are currently convertible, with the remainder to become convertible in the next 60 days (June 26 - August 25, 2010) to common shares at a rate of one for one.

The percent ownership for BridgePointe and Providence Christian Foundation in the table above includes their current shares as well as those they have the right to acquire within sixty days subject to the Ownership Limitation of 9.99% (see note 7 below). Shares owned of 726,666 + warrants 416.666 + Convertible Preferred 1,222,365 =   2,365,697 Beneficial  Ownership Before Limitation Beneficial Ownership subject to 9.99% Limitation = Total Outstanding Shares  8,993,950* 9.99% = 898,496 (maximum ownership) - 726,666 (currently outstanding) = 171,829 shares they have rights to acquire in the next 60 days (June 26 - August 25, 2010).

The natural persons with voting or investment power over BridgePointe's shares are Eric S. Swartz and Michael C. Kendrick.

(9)	Valley 2010 Investment LLC., and Global LearnNet Ltd collectively own an aggregate 1,388 889 shares of our common stock or 15.44% of our total issued and outstanding.

Valley 2010 Investment LLC., and Global LearnNet Ltd. collectively have 1,388,889 Warrants associated with the October 31, 2009 Securities Purchase Agreement which are currently exercisable at $9.00 per share.

Valley 2010 Investment LLC holds 1,430,741 preferred shares associated with the October 31, 2009 Securities Exchange Agreement 20% of which 286,148 are currently convertible, with the remainder to become convertible in the next 60 days (June 26 - August 25, 2010).

The percent ownership for Valley 2010 Investment LLC., and Global LearnNet Ltd in the table above includes their current shares as well as well as those they have the right to acquire within sixty days (June 26 - August 25, 2010), subject to the Ownership Limitation of 9.99% (see note 7 below).

Shares owned of 1,388,889 + warrants 1,388,889 + Convertible Preferred 1,430,741 =   4,208,519 Beneficial  Ownership Before Limitation. Beneficial Ownership subject to 9.99% Limitation = Total Outstanding Shares  8,993,950* 9.99% = 898,496 (maximum ownership) -  1,388,889 (currently outstanding) = 0 shares they have rights to acquire in the next 60 days  (June 26 - August 25, 2010).

The natural persons with voting or investment power over Valley 2010 Investment LLC. and Global LearnNet Ltd. Is Yuqing Xu.

(10)
Marion Lynton, Ardsley Partners Institutional, Ardsley Partners Fund, Ardsley Offshore Fund, Ardsley Partners Renewable and Ardlsey Renewable Offshore are presented here as an affiliated group.  This affiliation is described in their 13G/A Filing dated February 16, 2010. Mr. Hempleman is the Managing Partner of Ardsley and Ardsley Partners and in that capacity directs their operations and therefore may be deemed to be the indirect beneficial owner of the shares held by the entities listed above.

The Ardsley Group collectively owns an aggregate 694,443 shares of our common stock or 7.72% of our total issued and outstanding.

The Ardsley Group collectively has 694,443 warrants associated with the October 31, 2009 Securities Purchase Agreement which are currently exercisable at $9.00 per share.

The percent ownership for the Ardsley Group in the table above includes their current shares as well as those they have the right to acquire within sixty days (June 26 - August 25, 2010), subject to the Ownership Limitation of 9.99% (see note 7 below). Shares owned of 694,444 + warrants 694,444 = 1,399,888 Beneficial  Ownership Before Limitation Beneficial Ownership subject to 9.99% Limitation = Total Outstanding Shares  8,993,950* 9.99% = 878,023 (maximum ownership) -  694,444 (currently outstanding) = 204,053 shares they have rights to acquire in the next 60 days (June 26 - August 25, 2010).

The natural person with voting or investment power over the Ardsley Group is Philip J. Hempleman.

(11)	Beneficial Ownership Limitation of 9.99%

The conversion of the Convertible Notes and the exercise of the Warrants are subject to restrictions (the "Ownership Limitations") that prohibit conversion or exercise to the extent that, after giving effect to such conversion or exercise, the holder of the Convertible Notes or Warrants (together wish such holder's affiliates, and any other person or entity acting  as a group together with such holder or any of such holder's affiliates) would, as a result of such conversion or exercise, beneficially own in excess of 9.99% of the total number of issued and outstanding shares of the Issuer's common stock (including for such purposes the shares of the Issuer's common stock issued upon such conversion and/or exercise).

(12)
Jonathan Read owns 771,839 shares of common stock. He also has rights to exercise 133,334 options which were granted in accordance with employment agreements.  16,667 options are exercisable at $16.80, 16,667 are exercisable at $2.40 and 100,000 are exerciseable at $6,19.  If these were exercised, his ownership would total 905,173 shares.  The percent ownership for Jonathan Read in the table above includes his current shares as well as those he has right to acquire within the next 60 days (June 26 - August 25, 2010). :  shares owned 771,839 + options 133,334 = 905,173 Beneficially Owned Shares

(13)
Barry Baer owns 4,167 shares of common stock.  He also has rights to exercise 8,333 options for an exercise price of $11.40 per share. granted in accordance with his contract for services.  If these were exercised, his ownership would total 12,500 shares. shares.  The percent ownership for Barry Baer in the table above includes his current shares as well as those he has a right to acquire within sixty days (June 26 - August 25, 2010) :  shares owned= 4,167 + options 8,333 = 12,500 Beneficially Owned Shares.

(14)
Daryl Magana owns 391,596 preferred shares associated with the October 31, 2009 Securities Exchange Agreement 20% of which,  78,319 are currently convertible,  with the remainder to become convertible in the next 60 days (June 26 - August 25, 2010) and 14,500 options exerciseable at $4.60.

The percent ownership for Daryl Magana in the table above includes his current shares as well as those he has a right to acquire within 60 days (June 26 - August 25, 2010) : shares owned = 0 + Convertible Preferred 391,596 + 14,500 options = 406,096 Beneficially Owned Shares.

(15)
Edison Enterprises has the sole power to vote and/or dispose  of all of its 555,556 shares of Ecotality common stock. The natural persons with voting or investment power for Edison Enterprises are:  W. James Scilacci, CEO, President, Financial Officer and Chairman of the Board; Robert L. Adler, Vice President and Director; and Theodore F. Craver, Jr., Director.

(16)
Donald Karner owns 163,240 shares of common stock. He also has rights to exercise 300,000 options which were granted in accordance with employment agreements.  The options are exercisable at $5.39. If these were exercised, his ownership would total 463,240 shares. The percent ownership for Donald Karner in the table above includes his current shares as well as those he has right to acquire within the next 60 days (June 26 - August 25, 2010). :  shares owned 163,240 + options 300,000 = 463,240 Beneficially Owned Shares.

(17)
Kevin Morrow owns 106,560 shares of common stock. He also has rights to exercise 100,000 options which were granted in accordance with employment agreements.  The options are exercisable at $5.39. If these were exercised, his ownership would total 206,560 shares. The percent ownership for Donald Karner in the table above includes his current shares as well as those he has right to acquire within the next 60 days (June 26 - August 25, 2010). :  shares owned 106,560 + options 100,000 = 206,560 Beneficially Owned Shares.

(18)
E. Slade Mead owns 11,776 shares of common stock. He also has rights to exercise 13,000 options which were granted in accordance with director compensation agreements.  The options are exercisable at $4.60. If these were exercised, his ownership would total 206,560 shares. The percent ownership for E. Slade Mead in the table above includes his current shares as well as those he has right to acquire within the next 60 days (June 26 - August 25, 2010). :  shares owned 11,776 + options 13,000 = 24,776 Beneficially Owned Shares.

(19)
Dave Kuzma, Carl Johnson and Jack Smith all hold options granted in accordance with director compensation agreements. Their options are exercisable at $4.60.  These directors hold 0 shares of common stock. The percent ownership for these directors above includes the shares they have the rights to acquire through these options within the next 60 days (June 26 - August 25, 2010).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.  Except as otherwise set forth herein, based solely on review of the copies of such forms furnished to the Company, or written representations that no reports were required, the Company believes that for the fiscal year ended December 31, 2009 beneficial owners did comply with Section 16(a) filing requirements applicable to them

Other Matters

Annual Report

The Company’s Annual Report on Form 10-K, including financial statements for the year ended December 31, 2009, is being distributed to all stockholders of the Company together with this proxy statement, in satisfaction of the requirements of the SEC.

Proposals of Stockholders

Pursuant to Rule 14a-8 under the Exchange Act, stockholders of the Company may present proper proposals for inclusion in the Company’s proxy statement and form of proxy for consideration at the next annual meeting by submitting their proposals to the Company in a timely matter.  Any stockholder of the Company who wishes to submit a proposal for inclusion in the proxy statement for action at the 2011 Annual Meeting of Stockholders of the Company must comply with the Company’s Bylaws and the ruled and regulations of the SEC then if effect.  Such proposal must be mailed to the Company at its principal executive offices, Ecotality Inc., Four Embarcadero Center, Suite 3720, San Francisco, CA  94111, Attn:  Corporate Secretary, and must be received by the Company by December 31, 2010.  Additionally, the Company must receive notice of any stockholder proposal to be submitted at the 2011 Annual Meeting of Stockholders (but not required to be included in the Company’s proxy statement) by December 31, 2010, or such proposal will be considered untimely pursuant to Rule 14a-4(c) (1) and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

PROXY
Ecotality, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ECOTALITY, INC.

The undersigned hereby appoints Dave Kuzma and E. Slade Mead, and each of them individually, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Ecotality, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Four Embarcadero Center in the Stanford Room, San Francisco, CA  94111, on August 19, 2009, at 1:00 p.m. local time, and at any and all adjournments or postponements thereof, as follows:

1.	Election of Directors:
	☐	FOR	☐	WITHHOLD AUTHORITY
		all nominees listed below (except as indicated to the contrary below)		to vote for all nominees listed below

Jonathan R. Read, E. Slade Mead, Barry S. Baer, Carlton Johnson, Jack Smith, Daryl Magana and Dave Kuzma

(INSTRUCTIONS:  To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

2.           To ratify the recommendation of McGladrey & Pullen LLP. as the independent registered public accounting firm to audit Ecotality’s financial statements for the fiscal year ending December 31, 2010.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.           To approve the increase in the number of shares of common stock issuable under the Ecotality Inc. 2007 Equity Incentive Plan from 166,667 to 10,166,667 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

           This Proxy when properly executed will be voted in the manner directed above.  If no direction is given, this Proxy will be voted  FOR  the election of the nominees listed above and  FOR  proposals 2 and 3.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY
- OR -
TO VOTE GO ONLINE TO THE WEBSITE BELOW
VOTE.CORPORATESTOCK.COM

(continued from reverse side)

This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting.   The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated July 19, 2010.

Dated: ________________________

Signature

Signature if held jointly

Please date this Proxy and sign it exactly as your name or names appear hereon.  When shares are held by two or more persons, both should sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.  If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer.  If shares are held by a partnership, please sign in partnership name by an authorized person.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope.  If your address is incorrectly shown, please print changes.

APPENDIX A

Ecotality, Inc.  2007 EQUITY INCENTIVE PLAN
Four Embarcadero Center, Suite 3720
San Francisco, CA 94111

SECTION 1. General Purpose of the Plan; Definitions.

      The name of the plan is the Ecotality, Inc.  2007 EQUITY INCENTIVE PLAN (the "Plan"). The purpose of the Plan is to encourage and enable officers, directors, and employees of Ecotality (the "Company") and its Subsidiaries and other persons to acquire a proprietary interest in the Company. It is anticipated that providing such  persons  with a direct  stake  in the Company's welfare will assure a closer identification  of their interests  with  those  of  the  Company  and  its  shareholders, thereby stimulating  their  efforts  on  the  Company's behalf and strengthening  their desire to remain with the Company.

The following terms shall be defined as set forth below:

"Award" or "Awards", except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Stock Appreciation Rights.

"Board" means the Board of Directors of the Company.

"Cause" means (i) any material breach by the participant of any agreement to which the participant and the Company are both parties, and (ii) any act or omission justifying termination of the participant's employment for cause, as determined by the Committee.

"Change of Control" shall have the meaning set forth in Section 15.

"Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

 "Conditioned Stock Award" means an Award granted pursuant to Section 6.

"Committee" shall have the meaning set forth in Section 2.

"Disability" means disability as set forth in Section 22(e) (3) of the Code.

"Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 17.

"Eligible Person" shall have the meaning set forth in Section 4.

"Fair  Market Value" on any given date means the price per share  of  the Stock on such  date  as reported by a nationally recognized stock exchange, or, if the Stock is not listed  on  such an exchange, as reported by NASDAQ, or, if the Stock is not quoted on NASDAQ,  the  fair  market  value  of  the  Stock as determined by the Committee.

"Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

"Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

"Normal Retirement” means retirement from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

"Outside Director" means any director who (i) is not an employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliate"), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director. "Outside Director" shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

"Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

"Performance Share Award" means an Award granted pursuant to Section 8.

"Stock" means the Common Stock, par value $0.0001, of the Company, subject to adjustments pursuant to Section 3.

"Stock Appreciation Right" means an Award granted pursuant to Section 9.

"Subsidiary" means a subsidiary as defined in Section 424 of the Code.

"Unrestricted Stock Award" means Awards granted pursuant to Section 7.

SECTION 2. Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a) Committee. The Plan shall be administered by either by (i) a committee of the Board consisting of not less than two Directors (the "Committee"), or (ii) in the absence of a committee, the Board of Directors may act as the Committee at any time. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof. The Board may establish an additional single-member committee (consisting of an executive officer) that shall have the power and authority to grant Awards to non-executive officers and to make all other determinations Under the Plan with respect thereto.

(b) Powers of Committee. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i) To select the persons to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Unrestricted Stock, Performance Shares and Stock Appreciation Rights, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant's consent;

 (v) to accelerate the exercisability or vesting of all or any portion of any Award;

 (vi) subject to the provisions of Section 5(b), to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised;

(vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising In connection with the Plan; and to otherwise supervise the administration of the Plan.

 All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3. Shares Issuable under the Plan; Mergers; Substitution.

(a) Shares Issuable. The maximum number of shares of Stock with respect to which Awards (including Stock Appreciation Rights) may be granted under the Plan (and after giving effect to the 1-for-60 reverse stock split effected by the Corporation on November 17, 2009) shall be Ten Million One Hundred Sixty Six Thousand Six Hundred Sixty Seven (10,166,667); such number to supplement, and not to replace, any prior plans authorized by the Corporation's board of directors.  For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related.  Subject to such overall limitation, any type or types of Award may be granted with respect to shares, including Incentive Stock Options.  Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

(b) Stock Dividends, Mergers, etc. In the event that after approval of the Plan by the directors of the Company in accordance with Section 17, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Section 3(a) and Section 3(b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 15.

(c) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another Corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing Corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing Corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares which may be delivered under such substitute awards may be in addition to the maximum number of shares provided for in Section 3(a).

SECTION 4. Eligibility.

Awards may be granted to officers, directors, and employees of and consultants and advisers to the Company or its Subsidiaries ("Eligible Persons").

SECTION 5. Stock Options.

The Committee may grant to Eligible Persons options to purchase stock.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the earlier of (i) the date of adoption of the Plan by the Board, or (ii) the date on which the Plan is ratified by the stockholders as set forth in Section 17.

The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and the terms and conditions of Section 13 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be, in the case of Incentive Stock Options, not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent Corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent Corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(c) Exercisability; Rights of a Shareholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An Optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(i) In cash or by certified or bank check or other instrument acceptable to the Committee;

(ii) If permitted by the Committee, in its discretion, in the form of shares of Stock that are not then subject to restrictions and that has been owned by the Optionee for a period of at least six months. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(iii) By the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the Optionee chooses to pay the purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(iv) By any other means (including, without limitation, by delivery of a promissory note of the Optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e) Non-transferability of Options. Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the Optionee's lifetime, only by the Optionee.

(f) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which incentive stock options granted under this Plan and any other Plan of the Company or its Subsidiaries become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

(g) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

SECTION 6. Restricted Stock Awards.

(a) Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"), including continued employment and/or Achievement of pre-established performance goals and objectives.

(b) Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c) Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to non- transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

(e) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 13, amend any conditions of the Award.

(f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7. Unrestricted Stock Awards.

(a) Grant or Sale of Unrestricted Stock. The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan ("Unrestricted Stock") at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b) Restrictions on Transfers. The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8. Performance Share Awards.

(a) Nature of Performance Shares. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any Eligible Person. The Committee in its discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares.

SECTION 9. Stock Appreciation Rights.

The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person (i) alone, or (ii) simultaneously with the grant of a Stock Option and in conjunction therewith or in the alternative thereto. A Stock Appreciation Right shall entitle the participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the "Request"), a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), an amount of cash, or any combination of Stock and cash, as specified in the Request (but subject to the approval of the Committee in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate Fair Market Value equal to the product of (i) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares of Stock for which such Stock Appreciation Right shall be exercised. Notwithstanding the foregoing, the Committee may specify at the time of grant of any Stock Appreciation Right that such Stock Appreciation Right may be exercisable solely for cash and not for Stock.

SECTION 10. Termination of Stock Options and Stock Appreciation Rights.

(a) Incentive Stock Options:

(i) Termination by Death. If any participant's employment by the Company and its Subsidiaries terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of two (2) years (or such other period as the Committee shall specify at any time) from the date of death, or until the Expiration of the stated term of the Incentive Stock Option, if earlier.

(ii) Termination by Reason of Disability or Normal Retirement.

(A) Any Incentive Stock Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one (1) year (or such other period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(B) Any Incentive Stock Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such other period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(C) The Committee shall have sole authority and discretion to determine whether a participant's employment has been terminated by reason of Disability or Normal Retirement.

(D) Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this Section 10(a) (ii) for the exercise of an Incentive Stock Option shall extend such period for two (2) years from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

(iii) Termination for Cause. If any participant's employment by the Company and its Subsidiaries has been terminated for Cause, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(iv) Other Termination. Unless otherwise determined by the Committee, if a participant's employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for ninety (90) days (or such other period as the Committee shall specify at any time) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(b) Non-Statutory Stock Options and Stock Appreciation Rights. Any Non-Statutory Stock Option or Stock Appreciation Right granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 11. Tax Withholding.

(a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received there under first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award, or (ii) transferring to the Company shares of Stock owned by the participant for a period of at least six months and with an aggregate Fair Market Value (as of the date the minimum withholding is effected) that would satisfy the withholding amount due.

SECTION 12. Transfer, Leave of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 13. Amendments and Termination.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. However, no such amendment, unless approved by the directors of the Company, shall be effective if it would cause the Plan to fail to satisfy the incentive stock option requirements of the Code.

SECTION 14. Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 15. Change of Control Provisions.

Upon the occurrence of a Change of Control as defined in this Section 15:

(i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, Restricted Stock Award, Performance Share Award or Stock Appreciation Right shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii) the Committee may accelerate the time for exercise of, and waive all conditions and restrictions on, each unexercised and unexpired Stock Option, Restricted Stock Award, Performance Share Award and Stock Appreciation Right, effective upon a date prior or subsequent to the effective date of such Change of Control, specified by the Committee; or

(iii) each outstanding Stock Option, Restricted Stock Award, Performance Share Award and Stock Appreciation Right may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during the thirty (30) day period preceding the effective date of such Change of Control.

(b) "Change of Control” shall mean the occurrence of any one of the following events:

(i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit Plan of the Company, or any Corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

(ii) the stockholders of the Company approve a merger or consolidation of the Company with any other Corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-five percent (65%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the stockholders of the Company approve a Plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

SECTION 16. General Provisions.

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 17. Effective Date of Plan.

The Plan shall become effective upon approval by the board of directors of the Company; however, no Incentive Stock Option shall be granted unless and until the Plan is ratified at a meeting of the stockholders of the Company.

SECTION 18. Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Nevada without regard to its principles of conflicts of laws.